Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-106542, 333-89942,
333-72796, 333-64667, 333-29945 and 033-97830) of ESS Technology, Inc. of our report dated November 15, 2002, except for Note 11, which is as of August 15, 2003, relating to the consolidated financial statements of Divio, Inc., which appears in this Current Report on Form 8-K/A of ESS Technology, Inc. filed October 31, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 31, 2003